SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TYLER CORPORATION

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/05/97           20,000             2.0500
          GAMCO INVESTORS, INC.
                                 6/05/97           50,000             2.0000
                                 6/04/97            2,800             1.8750
                                 6/03/97           92,000             1.8750
                                 5/30/97           20,000-             *DO
                                 5/29/97           59,400             1.8750
                                 5/29/97            4,200             1.7500
                                 5/22/97           50,000             1.7500
                                 5/22/97           10,000-             *DO












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.











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